UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2013

BIOVEST INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-11480 (Commission File Number)	41-1412084 (I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350
Tampa, FL 33606
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2013, Biovest International, Inc. (the “Company”) was authorized to receive an interim advance in an amount of up to $700,000 in Debtor-in-Possession superpriority first-secured financing (the “DIP Loan”) pursuant to the Interim Order Granting Debtor’s Emergency Motion For Interim And Final Orders Under 11 U.S.C. §§ 105, 361, 362, 363(C), 364(C), 364(D)(1), 364(E) and 507 and Fed. R. Bankr. P. 2002, 4001 and 9014:  (I) Authorizing The Debtor To Obtain Postpetition Financing And Grant Senior Liens And Superpriority Administrative Expense Status; (II) Authorizing The Debtor To Use Cash Collateral; (III) Granting Adequate Protection To Prepetition Senior Secured Creditors; and (IV) Scheduling A Final Hearing Pursuant To Bankruptcy Rules 2002, 4001 and 9014 (the “Interim Order”) entered by the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division.   Pursuant to the Interim Order, Corps Real, LLC advanced an initial tranche of $450,000 to the Company on March 15, 2013.  Pursuant to the Interim Order, the initial tranche of the DIP Loan will bear interest at 16% per annum, will have a maturity date of December 31, 2013, and is secured by a first lien on all assets of the Company.

The foregoing does not purport to be a complete description of the Interim Order and is qualified by reference to the full text of the Interim Order, which is filed as an exhibit hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer, President, and General Counsel

Date:  March 20, 2013

EXHIBIT INDEX

Exhibit Number                     Description

10.1
Interim Order Granting Debtor’s Emergency Motion For Interim And Final Orders Under 11 U.S.C. §§ 105, 361, 362, 363(C), 364(C), 364(D)(1), 364(E) and 507 and Fed. R. Bankr. P. 2002, 4001 and 9014:  (I) Authorizing The Debtor To Obtain Postpetition Financing and Grant Senior Liens and Superpriority Administrative Expense Status; (II) Authorizing The Debtor To Use Cash Collateral; (III) Granting Adequate Protection To Prepetition Senior Secured Creditors; and (IV) Scheduling A Final Hearing Pursuant To Bankruptcy Rules 2002, 4001 and 9014 of the United States Bankruptcy Court Middle District of Florida Case No. 8:13-bk-02892-KRM, dated March 14, 2013.